Exhibit 99.1

NOTICE OF EXCHANGE OF AMERICAN DEPOSITARY SHARES

To all Holders and Beneficial Owners of Aracruz Celulose S.A. American Depositary Shares.

Company:	Aracruz Celulose S.A., a company organized under the laws of the Federative Republic of Brazil (“Aracruz”).

Depositary:	Citibank, N.A., as Depositary for the Aracruz ADSs and the VCP ADSs.

Custodian:	Banco Itaú S.A.

Aracruz Deposited Securities:	Non-Voting Class B Shares (ações preferenciais classe B) (the “Aracruz Class B Shares”) of Aracruz.

VCP Deposited Securities:	Common Shares (the “VCP Common Shares”) of Votorantim Celulose e Papel S.A., a company organized under the laws of the Federative Republic of Brazil (“VCP”).

Aracruz ADSs:	American Depositary Shares, each representing the right to receive ten (10) Aracruz Class B Shares, issued under the Amended and Restated Deposit Agreement dated as of July 23, 2007, by and among Aracruz, the Depositary for the Aracruz ADSs, and all Holders and Beneficial Owners of Aracruz ADSs issued thereunder.

VCP ADSs:	American Depositary Shares, each representing the right to receive one (1) VCP Common Share, issued under the Second Amended and Restated Deposit Agreement, dated as of August 12, 2009, by and among VCP, the Depositary for the VCP ADSs, and all Holders and Beneficial Owners of VCP ADSs issued thereunder.

Aracruz ADS CUSIP No.:	038496204.

VCP ADS CUSIP No.:	92906P205.

Aracruz ADS to VCP ADS Exchange Ratio:	1.347 VCP ADS for each Aracruz ADS surrendered.

VCP Common Shares to Aracruz Class B Shares Exchange Ratio:	0.1347 VCP Common Shares for each Aracruz Class B Share held.

ADS Exchange Date (“Effective Date”):	The Aracruz ADSs are expected to be exchanged for VCP ADSs on or about [—], 2009.

The Depositary, on behalf of Aracruz, hereby notifies all holders of outstanding Aracruz ADSs that the stock swap merger of Aracruz and VCP (the “Stock Swap Merger”) has become effective.

As a result of the Stock Swap Merger in Brazil, holders of Aracruz Class B Shares received 0.1347 VCP Common Shares for every one Aracruz Class B Share held as of the close of business in Brazil on [—], 2009. Holders of Aracruz ADSs will receive 1.347 VCP ADSs for every one (1) Aracruz ADS surrendered to the Depositary after the ADS Exchange Date.

No fractional VCP ADSs will be issued. Instead, Citibank, N.A., as the Depositary for Aracruz ADSs, will aggregate all fractional entitlements to VCP ADSs and sell them in the open market and will remit the net cash proceeds (after deduction of applicable fees, taxes and charges) to the applicable surrendering holders.

If you are a registered holder of American Depositary Receipts evidencing Aracruz ADSs (“Aracruz ADRs”), you must surrender your Aracruz ADR(s) to Citibank, N.A. on or after the Exchange Date. You should use the enclosed Letter of Transmittal to surrender your Aracruz ADR(s) to the Depositary. If you hold Aracruz ADSs in uncertificated form, or through a broker or custodian bank, or in the Citibank International Direct Investment Plan (the “IDI Plan”), you need not take any action as the exchange of your Aracruz ADSs for VCP ADSs will be effectuated for you.

If you have any questions about the above, please call Citibank, N.A. at 1-877-248-4237.

Citibank, N.A., as Depositary

[—], 2009

COMPLETE AND SURRENDER THE ENCLOSED LETTER OF TRANSMITTAL

TOGETHER WITH THE PRESENTLY OUTSTANDING ARACRUZ ADRs

SEE ATTACHED INSTRUCTIONS

LETTER OF TRANSMITTAL

for the surrender of American Depositary Receipts (“Aracruz ADRs”) evidencing

American Depositary Shares (“Aracruz ADSs”) representing the right to receive

Non-voting Class B shares of Aracruz Celulose S.A. (“Aracruz”)

to receive American Depositary Shares (“VCP ADSs”) representing the right to receive

Common Shares of Votorantim Celulose e Papel S.A. (“VCP”)

PLEASE FOLLOW CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Send this Letter of Transmittal and the Aracruz ADR(s) evidencing Aracruz ADS(s)

to the Depositary named below

The Depositary is:

Citibank, N.A.

1-800-308-7887

By Courier	By Mail
Citibank, N.A. Corporate Actions 250 Royall Street Canton, MA 02021	Citibank, N.A. Corporate Actions P.O. Box 43014 Providence, RI 02940-3014

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

DESCRIPTION OF ARACRUZ AMERICAN DEPOSITARY RECEIPTS SUBMITTED

Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appears) on Certificate(s)	Aracruz American Depositary Receipt(s) Enclosed (Attach additional signed schedule if necessary)
	Certificate No.(s)	Number of Aracruz ADSs

Total Aracruz ADSs:

BOX A: SPECIAL ISSUANCE INSTRUCTIONS	BOX B: SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the name in which the VCP ADSs and the cash-in-lieu checks to be issued differs from that specified on the face hereof. See instructions below. Issue and mail to:	To be completed ONLY if the statements for VCP ADSs and the cash-in-lieu checks are to be mailed to someone other than the person(s) specified on the face hereof. See instructions below. Mail to:
Name:	Name:
(Please Print)	(Please Print)

Address:	Address:

(ZIP)	(ZIP)
Check here if this is a permanent change ☐

ALL HOLDERS OF ARACRUZ ADR(s) PLEASE SIGN HERE

Must be signed by registered holder(s) exactly as name(s) appear(s) on the Aracruz ADR(s) and any documents transmitted herewith. If the signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide the following information, and see instruction IV below:

Signature(s) of Registered Holder(s):

Name(s) of Registered Holder(s):

Dated:

Capacity (full title):

Address:

Area Code and Telephone Number: ( ) -

Please also Complete Substitute Form W-9 on the last page of this Letter of Transmittal

SIGNATURE GUARANTEE

To be Completed ONLY if required by Instructions V, VI, or VII

Name of Firm Issuing Guarantee: ____________________________________________________________________________

Authorized Signature of Officer: _____________________________________________________________________________

Title of Officer Signing This Guarantee: _______________________________________________________________________

Address: ________________________________________________________________________________________________

________________________________________________________________________________________________________

Area Code and Telephone Number: ___________________________________________________________________________

Dated: __________________________________________________________________________________________________

INSTRUCTIONS TO LETTER OF TRANSMITTAL

I. General

Aracruz Celulose S.A. ADR certificate(s) (the “Aracruz ADR Certificates”) must be surrendered with this Letter of Transmittal. The Votorantim Celulose e Papel S.A. American Depositary Shares (“VCP ADSs”) representing the right to receive Votorantim Celulose e Papel common shares will be issued in uncertificated form. See paragraph IX below for description of uncertificated VCP ADSs.

No fractional VCP ADSs will be issued. Instead, Citibank, N.A., as the Depositary for the Aracruz ADSs, will aggregate all fractional entitlements to VCP ADSs and sell them in the open market and will remit the net cash proceeds (after deduction of applicable fees, taxes and charges) to the applicable holders by means of a cash-in-lieu check issued in the applicable name and mailed to the applicable address.

II. Execution and Delivery

This Letter of Transmittal must be properly filled in, dated, and signed, and must be mailed with your Aracruz ADR Certificate(s) and any other required documents to the Depositary at the address set forth on the reverse side hereof. The method of delivery to the Depositary is at your option and risk. If sent by mail, registered mail with return receipt requested, and proper insurance, are suggested. A pre-addressed envelope is enclosed for your convenience. Delivery of your Aracruz ADR Certificate(s) will not be complete until actually received by the Depositary.

III. Inadequate Space

If there is insufficient space to list all your Aracruz ADR Certificate(s) being submitted, please attach a separate signed schedule.

IV. Signatures

The signature (or signatures, in the case of Aracruz ADR Certificates(s) owned by two or more joint holders where record ownership is not stated in the alternative) on this Letter of Transmittal should correspond exactly with the name(s) as written on the face of the Aracruz ADR Certificate(s) transmitted, without alteration, enlargement or any change whatsoever, unless the Aracruz ADR Certificate(s) described on this Letter of Transmittal have been transferred or assigned by the registered holder(s) in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the Aracruz ADR Certificate(s). See Instruction VI below.

If this Letter of Transmittal or any Aracruz ADR Certificate(s) are signed by a depositary, executor, administrator, guardian, officer of a corporation, attorney-in-fact, agent or in any other representative or fiduciary capacity, the person signing must give such person’s full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Letter of Transmittal.

V. VCP ADS(s) and Check(s) in the Same Name

If the VCP ADS(s) are to be registered and issued, and if the cash-in-lieu checks are to be issued in exactly the same name that appears on the Aracruz ADR Certificate(s) being submitted herewith, you will not be required to have your signature guaranteed or to make payment for transfer taxes.

VI. Special Issuance, Payment and Delivery Instructions

If the VCP ADS(s) are to be registered and issued, and the cash-in-lieu checks are to be issued in the name of a person other than the name appearing on reverse side hereof, Box A (Special Issuance Instructions) on this Letter of Transmittal should be completed and the signatures on this Letter of Transmittal must be guaranteed. The Aracruz ADR Certificate(s) submitted must be properly endorsed to the person who is to receive the VCP ADS(s) or accompanied by appropriate stock powers, properly executed by such registered holder and the signature guaranteed by a member of The Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”) or the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) (each an “Eligible Institution”). In such case the Letter of Transmittal must be signed by the transferor (and the transferor’s signature must be guaranteed by an Eligible Institution) and the Substitute Form W-9 must be completed and signed by the transferee or by his agent, and should not be signed by the transferor. Additionally, in the event that any transfer or other taxes become payable by reason of the issuance of any VCP ADS(s) in any name other than that of the registered holder, the transferee must pay such tax to the Depositary or must establish to the satisfaction of the Depositary that such tax has been paid or is not payable.

If the statements for the VCP ADS(s) and cash-in-lieu check(s) are to be delivered to an address other than that appearing on the reverse side hereof, Box B (Special Delivery Instructions) on this Letter of Transmittal should be completed.

VII. Correction of or Change in Name

For a correction of name or for a change in name which in either case does not involve a change of ownership, proceed as follows: (i) for a change of name, by marriage, etc., the surrendered Aracruz ADR Certificate(s) should be endorsed, e.g., “Mary Doe, now by marriage Mrs. Mary Jones,” with the signature guaranteed by an Eligible Institution; and (ii) for a correction in name, the surrendered Aracruz ADR Certificate(s) should be endorsed, e.g., “James E. Brown, incorrectly inscribed as J. E. Brown,” with the signature guaranteed by an Eligible Institution (See Instruction VI).

VIII. Lost Certificates

In the event that you are unable to deliver your Aracruz ADR certificate(s) to the Depositary due to mutilation, loss, theft or destruction of such certificates(s), you should notify the Depositary of this fact promptly by telephone at 1-800-308-7887 or by mail at CITIBANK, N.A., Corporate Actions, P.O. Box 43014, Providence, RI 02940-3014. You will be instructed as to the steps that must be taken to replace your Aracruz ADR certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen ADR certificate(s) have been followed

IX. Uncertificated VCP ADS(s)

The VCP ADSs will be issued as “uncertificated ADSs” via the Direct Registration System (“DRS”) on the books of the Depositary and will be credited to an account in the name of the applicable VCP ADS holder. A DRS statement reflecting the issuance and registration of the VCP ADSs issued in uncertificated form will be mailed promptly after the due surrender of the Aracruz ADR certificate(s) to the Depositary. If upon receipt of such statement you decide you do not wish to hold your VCP ADSs as “uncertificated” ADSs please follow the instructions on the statement you receive on how to instruct the Depositary to issue your VCP ADSs as “certificated” ADSs and to mail an American Depositary Receipt to you.

X. Substitute Form W-9

Under the federal income tax law, each U.S. registered holder of American Depositary Shares (“ADSs”) is required to provide Citibank, N.A., as Depositary (the “Depositary”), with his/her correct taxpayer identification number (“TIN”) by completing the Substitute Form W-9 and certifying that such holder is not subject to federal backup withholding income tax. If such registered holder is an individual, his/her TIN is his/her Social Security number. If the Depositary is not provided with the correct TIN, payments that are made to such registered holder with respect to the ADSs may be subject to federal backup withholding income tax.

If the ADSs are registered in more than one name or are not in the name of the actual registered holder, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance.

Certain registered holders (including, among others, all corporations and certain foreign individuals) are exempt from the backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such holder generally must submit a Form W-8BEN, which can be obtained from the Depositary. See the enclosed Guidelines for Certification of Taxpayer Number on Substitute Form W-9 for additional instructions.

If backup withholding applies, the Depositary is required to withhold the appropriate percentage of any payments made to the holder. Backup withholding is not an additional tax. Rather the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld and if withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided the requisite information is supplied.

PAYER’S NAME: CITIBANK, N.A.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request For Taxpayer Identification Number (“TIN”)	Part 1 — Please provide your correct TIN Name Social Security Number OR Employer Identification Number	Part 2 — For Payees exempt from backup withholding, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.

Under penalties of perjury, I certify that:

1.      The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.      I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.      I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

	ADDRESS	DATE

SIGNATURE

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF THE APPROPRIATE PERCENTAGE OF ANY AMOUNTS PAID TO WITH RESPECT TO THE ADRs. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 AND SEE INSTRUCTIONS HEREIN FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help to determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of—	For this type of account:	Give the EMPLOYER IDENTIFICATION number of—

1.       An individual’s account

2.       Two or more individuals (joint account)

3.       Husband and wife (joint account)

4.       Custodian account of a minor (Uniform gift to Minors Act)

5.       a. The usual revocable savings trust account (grantor is also trustee)

b. So-called trust account that is not a legal or valid trust under State law

6.       Sole proprietorship account

The individual

The actual owner of the account or, if combined funds, any one of the individuals (1)

The actual owner of the account or, if joint funds, either person (1)

The minor (2)

The grantor-trustee (1)

The actual owner (1)

The Owner (3)

7.       A valid trust estate, or pension trust

8.       Corporate account

9.       Religious, charitable, or educational organization account

10.     Partnership account held in the name of the business

11.     Association, club, or other tax-exempt organization

12.     A broker or registered nominee

13.     Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school, district or prison) that received agricultural program payments

Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) (4)

The Corporation

The organization

The partnership

The organization

The broker or nominee

The public entity

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Show the name of the owner.
(4)	List first and circle the name of the legal trust, estate, or pension trust.

Note:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

(Section references are to the Internal Revenue Code)

Obtaining a Number

If you don’t have a taxpayer identification number or if you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number at the local office of the Social Security Administration or the Internal Revenue Service and apply got a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•	A corporation.

•	A financial institution.

•	An organization exempt from tax under section 501(a), or an individual requirement plan.

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.

•	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

•	A real estate investment trust.

•	An common trust fund operated by a Company under section 584(a).

•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

•	An entity registered at all times under the Investment Company Act of 1940.

•	A foreign central Company of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

•

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulation under sections 6041, 6041A(a), 6045 and 6050A.

Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not the recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS